    As filed with the Securities and Exchange Commission on January 24, 1997
                                                       Registration No. ________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                               PICO PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)


                New York                                   15-0624701
      ------------------------------                  -------------------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)



          12500 Foothill Boulevard
         Lakeview Terrace, California                         91342
  ---------------------------------------              -------------------
  (Address of principal executive offices)                 (Zip Code)


                               PICO PRODUCTS, INC.
                            1996 INCENTIVE STOCK PLAN
         --------------------------------------------------------------
                            (Full title of the plans)

                                EVERETT T. KEECH
                             Chief Executive Officer
                            12500 Foothill Boulevard
                       Lakeview Terrace, California 91342
                                 (818) 897-0028
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                          Patricia A. Gritzan, Esquire
                           Saul, Ewing, Remick & Saul
                             3800 Centre Square West
                        Philadelphia, Pennsylvania 19102
                                 (215) 972-7139
--------------------------------------------------------------------------------


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                 Proposed             Proposed
Title of Securities to     Amount to be      Maximum Offering          Maximum               Amount of Registration Fee
    be Registered           Registered       Price Per Share          Aggregate
                                                                   Offering Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par           110,000(1)          $2.34375              $257,812.50                    $ 78.13
Value $.01 Per Share         10,000(1)          $2.0625               $ 20,625.00                    $  6.25
                              2,500(1)          $2.15625              $  5,390.63                    $  1.63
                              5,000(1)          $2.0625               $ 10,312.50                    $  3.13
                             67,500(2)          $1.8125               $122,343.75                    $ 37.07
                            -------                                   -----------                    -------
                  Tota1     195,000                                   $416,484.38                    $126.21

================================================================================================================================

         (1) Represents shares issuable upon exercise of options previously granted under the 1996 Incentive Stock Plan.
         (2) Represents shares issuable upon exercise of options available for grant under the 1996 Incentive Stock Plan. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales price of shares of Common Stock on January 21, 1997.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.(1)

Item 2.  Registrant Information and Employee Plan Annual Information.(1)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  There is incorporated herein by this reference thereto and made a part hereof the documents listed in clauses (a), (b), (c) and (d) below and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been awarded or sold or which deregisters all securities then remaining unawarded or unsold, which shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the year ended July 31, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996.

         (c) The Registrant's Current Report on Form 8-K dated November 21,
1996.

         (d) The description of the class of securities offered contained in the registration statement filed by the Registrant to register such securities under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Experts and Counsel.

                  Certain legal matters in connection with this offering have been passed upon for the Registrant by Saul, Ewing, Remick & Saul, Philadelphia, Pennsylvania. Spencer W. Franck, Jr., Esquire, a partner in the law firm of Saul, Ewing, Remick & Saul, is the Secretary of the Registrant.

--------
(1) The information called for by Part I of Form S-8 is currently included in the description of the Pico Products, Inc. 1996 Incentive Stock Plan (the "Plan") delivered to persons selected to participate in the Plan and is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

                  Article 7 of the New York Business Corporation Law provides generally that a corporation shall have the power to indemnify any person sued as a director or officer of the corporation, or of another corporation, partnership or other enterprise, if serving as such at the request of the indemnifying corporation, in non-derivative suits for judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), if such director or officer acted in good faith and for a purpose he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation. In the case of criminal actions and proceedings, such person must also have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is authorized in shareholder derivative suits where a director or officer acted in good faith and for a purpose which he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation except that no indemnification shall be made in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer has been adjudged to be liable to the corporation, unless a court determines that in view of all the circumstances, such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director or officer of a corporation who has been successful in defense of the action must be indemnified by the corporation against reasonable expenses.

                  The Registrant's By-laws include the indemnification provisions excerpted below:

                                             ARTICLE 8
                                         INDEMNIFICATION

                           The Corporation shall indemnify any person made, or
                  threatened to be made, a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or of any other corporation which he served as such at the request of the Corporation, against all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, and including the cost of court approved settlements, to the fullest extent and in the manner set forth in and permitted by the Business Corporation Law and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions.

                           The foregoing provisions of this Article 8 shall be
                  deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions of the Business Corporation Law and other applicable law, if any, are in effect, and, except to the extent otherwise required by law, any repeal or modification thereof shall not affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           The Board in its discretion shall have power on
                  behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of fact that he, his testator or intestate, is or was an employee of the Corporation.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of the Registration Statement:

          5.      Opinion of Saul, Ewing, Remick & Saul.

         10. 1996 Incentive Stock Plan (incorporated by reference to Appendix to Proxy Statement filed on December 4, 1996).

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Saul, Ewing, Remick & Saul (contained in Exhibit
                  No. 5).

         24. Power of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports, filed by the Registrant pursuant to
Section 12 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Los Angeles, State of California, on January
21, 1997.

                               PICO PRODUCTS, INC.

                               By: /s/ Everett T. Keech
                                   -------------------------------------------
                                   Everett T. Keech, Chief Executive Officer

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Everett T. Keech and William W. Mauritz, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                               Title                                    Date
               ---------                               -----                                    ----

/s/ Everett T. Keech                     Chief Executive Officer (Principal               January 21, 1997
-----------------------------            Executive Officer) and Chairman of
Everett T. Keech                         the Board of Directors


/s/ Charles G. Emley, Jr.                Director                                         January 21, 1997
-----------------------------
Charles G. Emley, Jr.

/s/ David A. Heenan                      Director                                         January 21, 1997
-----------------------------
David A. Heenan

/s/ E. B. Leisenring, Jr.                Director                                         January 21, 1997
-----------------------------
E. B. Leisenring, Jr.

/s/ Pierson G. Mapes                     Director                                         January 21, 1997
-----------------------------
Pierson G. Mapes

/s/ William W. Mauritz                   Director                                         January 21, 1997
-----------------------------
William W. Mauritz

/s/ Joseph T. Kingsley                   Senior Vice President, Finance and               January 21, 1997
-----------------------------            Operations, Chief Financial Officer
Joseph T. Kingsley                       and Treasurer (Principal Financial and
                                         Accounting Officer)


                                  EXHIBIT INDEX



Exhibit No.                            Exhibit
-----------                            -------

 5                     Opinion of Saul, Ewing, Remick & Saul

10 1996 Incentive Stock Plan (incorporated by reference to Appendix to Proxy Statement filed on December 4, 1996)

23.1                   Consent of Deloitte & Touche LLP

23.2                   Consent of Saul, Ewing, Remick & Saul
                       (Contained in Exhibit No. 5)

24                     Power of Attorney authorizing either of Everett
                       T. Keech or William W. Mauritz to sign the
                       Registration Statement (included in signature page of the Registration Statement)